UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2012

MADISON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-54081	27-2585073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8615 Ridgely's Choice Drive, Suite 300, Baltimore, Maryland  21236
(Address of principal executive offices, including zip code)

(410) 529-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 3, 2012, Paul A. Lovelace resigned as the Senior Vice President and Chief Financial Officer of Madison Bancorp, Inc. (the “Company”) and Madison Square Federal Savings Bank (the “Bank”).

(c)           On February 3, 2012, Michael P. Gavin, President and Chief Executive Officer of the Company and the Bank, became the principal financial and accounting officer of the Company and Bank and assumed the additional title of Chief Financial Officer of the Company and the Bank.

Mr. Gavin has served as President and Chief Executive Officer and a Director of the Bank since January 2008, and as President and Chief Executive Officer and a Director of the Company since its formation in May 2010.  Prior to that, Mr. Gavin was a founder and served as President and Chief Executive Officer of Bay Net A Community Bank, Bel Air, Maryland, and its holding company, Bay Net Financial, Inc., from April 1999 until it was sold to Sterling Financial Corporation in October 2006, after which he stayed on as President and Chief Executive Officer of Bay First Bank, the successor to Bay Net A Community Bank, until January 2008.  Mr. Gavin has been in banking for over 30 years, having served in various bank management positions, including 20 years with Atlantic Federal Savings Bank, Baltimore, Maryland, where he served as President from 1988 to 1995.  Mr. Gavin is 54 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Madison Bancorp, Inc.

Date: February 7, 2012	By:	/s/ Michael P. Gavin
Michael P. Gavin
President, Chief Executive Officer and Chief Financial Officer